Exhibit 10.8
                                            (Translated from Dutch into English)

 SUPPLEMENTARY PENSION FOR COLLECTIVE LIFE MANAGEMENT CODE


o    Staff Members and Delegated Administrators



         Cytec Surface Specialties S.A./N.V.








FORTIS EMPLOYEE BENEFITS, E. Jacqmainlaan 53, B-1000 Brussel - Tel. +32(0)2 220 82 11 - Fax: +32(0)2 220 94 19 - http://www.fortisag.be

Fortis Employee Benefits is part of Fortis AG s.a., E. Jacqmainlaan 53, B-1000 Brussel- RPR 0404.494.849 - BTW : BE 404.494.849 - Firm authorized under code no. 0079



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SUPPLEMENTARY PENSION FOR COLLECTIVE LIFE MANAGEMENT CODE             FORTIS AG
1.       TABLE OF CONTENTS
1.       Table of contents .................................................. 2
2.       Object ............................................................. 4
3.       Date the code goes into effect ..................................... 4
4.       Subscription ....................................................... 4
   4.1      Personnel to subscribe........................................... 4
   4.2      Subscription conditions ......................................... 4
   4.3      Moment of subscription .......................................... 4
   4.4      Suspension of the employment agreement before subscription....... 5
   4.5      Changing categories ............................................. 5
   4.6      Calculating the subscriber's age ................................ 5

5.       Pension date anticipated by the code ............................... 5
6.       Characteristics of the pension system .............................. 6
7.       Insurances provided by the employer ................................ 6
8.       Insurance transactions ............................................. 8
9.       Financing .......................................................... 8
    9.1     Modalities of premium payment ................................... 9
         9.1.1    Taxes on contributions and premiums ....................... 9
         9.1.2    Periodicity of the contributions and premiums.............. 9
         9.1.3    Contribution by the subscriber to the
                    financing of the insurances.............................. 9
         9.1.4    Failure to pay the contributions and premiums.............. 9
10.Annual recalculation of the premiums and benefits......................... 9
11.Acquired rights and minimum guarantee ....................................10
   11.1     Acquired benefits ...............................................10
   11.2     Acquired reserves................................................11
   11.3     Minimum guarantee................................................12
   11.4     Financing .......................................................12
12. Benefit payments.........................................................12
   12.1      Benefit payment method .........................................12
13.Termination of the employment agreement ..................................13
   13.1     Termination of the employment agreement as a consequence of early retirement..............................................13
   13.2     Termination of the employment agreement as a consequence
               of the conventional interim pension...........................13
   13.3     Termination of the employment agreement for a reason
               other than death, retirement or a conventional
                  interim pension ...........................................13
14. Particulars with respect to the employment agreement ....................14
   14.1     Part-time work ..................................................14
   14.2     Suspension of the employment agreement during the subscription ..14
15.Options offered to the subscribers .......................................15
   15.1     Reception structure  ............................................15
   15.2     Surrender .......................................................15
   15.3     Individual supplementary deposits................................15
   15.4     Advances ........................................................15
   15.5     Object of the advance............................................15
16.Introduction, modification or cancellation of the pension system .........16
   16.1     Decision authorization ..........................................16
         16.1.1   Principle .................................................16
         16.1.2   Restriction of the exclusive authorization
                    to introduce, modify or cancel the pension system........16
   16.2     Modifications of the pension system .............................16
   16.3     Changing pension agencies .......................................16
   16.4     Cancellation of the pension system ..............................16
   16.5     Discontinuation of the employer's activities ....................17
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SUPPLEMENTARY PENSION FOR COLLECTIVE LIFE MANAGEMENT CODE             FORTIS AG


 2.   OBJECT
 This code regulates the pension system of

 Cytec Surface Specialties S.A./N.V. Square Marie
 Curie 11 1070 Brussels


hereinafter referred to as "the employer" of the Staff Members and Delegated Administrators.

The employer has entrusted the management of this code to an insurer with whom it has underwritten a group insurance. The general conditions of this group insurance apply to this code.

This code is available to subscribers, who can obtain the text from the employer by simple request.


3. DATE THE CODE GOES INTO EFFECT
The code goes into effect on March 1, 2005.


4. SUBSCRIPTION

4.1     Personnel to subscribe

Every personnel member with an employment agreement of indefinite or definite duration is required to subscribe to the pension system, with the exception of personnel members with

- an agreement of definite duration signed within the framework of an educational, work placement or retraining program especially organized by the government or supported by it;

-    an agreement for employing  students,
     who are part of the Staff Member and Delegated Administrator category.

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4.2 Subscription conditions

The subscription for life insurance goes into effect as soon as the personnel member has reached the age of 25.


4.3 Moment of subscription

Employees subscribe on the first day of the month following the month in which the above-mentioned conditions were met or, if the conditions were met on the first day of a month, on the first day of that month.


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SUPPLEMENTARY PENSION FOR COLLECTIVE LIFE MANAGEMENT CODE             FORTIS AG


4.4 Suspension of the employment agreement before subscription

If the employment agreement of a personnel member of the above-mentioned category is suspended and the personnel member no longer receives pay from the employer, either at the time the pension system goes into effect or at a later date, subscription only commences on the date the employment agreement is put into effect again and insofar as the personnel member meets the subscription conditions at that time.

4.5     Changing categories

If an affiliate leaves a category referred to in this code and continues working for the employer, the following stipulations apply:

If the subscriber transfers to a category not referred to in this code, he will no longer benefit from the stipulations provided in this code, but will maintain his rights to the benefit insured by the employer at the pension date anticipated in the framework of his former category limited, however, to the amount stipulated on the first day of the month following the month in which the category was assigned or, if the change took place on the first day of the month, on the first day of that month.

If a subscriber leaves a category not referred to in this code while continuing to work for the employee and transferring to a different category referred to in this code, he will benefit from a pension system according to the stipulations typical for his new category.

The benefits insured by the employer in the framework of the new category are supplementary to those that remain insured in the framework of the previous category.

4.6 Calculating the age of subscribers

The age of subscribers is calculated in years and months. For the calculation, it is assumed that the subscriber was born on the last day of the month he was born in.


5. PENSION DATE ANTICIPATED BY THE CODE

The anticipated pension date is the 1st day of the month following the one in which the subscriber reaches the age of 60.

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SUPPLEMENTARY PENSION FOR COLLECTIVE LIFE MANAGEMENT CODE             FORTIS AG

6. CHARACTERISTICS OF THE PENSION SYSTEM

The contributions to be made by the employer are deposited in the financing fund. The financing fund is linked to an investment fund.

The premiums to be paid by the subscribers earn an interest rate for which the duration of the insurance is defined in the management agreement.

The reserves are managed collectively for the contributions made by the employer. The premiums paid by the subscriber are deposited in an individual account of the subscriber and managed individually.


7. INSURANCES PROVIDED BY THE EMPLOYER

A provision has been made for life insurance.

The life insurance is of the fixed benefits type.

FOR THE CATEGORY OF THE STAFF MEMBERS

a) If the SUBSCRIBER is alive on the pension date anticipated, he will be the recipient of a benefit equal to:

     (1.75 * S1 + 6.5 * S2) * n/35

     with a minimum of AS * n/35 + RW + K

     in   which

AS = the  annual  salary
     The annual salary is equal to 13 times the gross monthly salary at the moment of subscription and later on March 1 of each year.

S  = the reference  salary necessary for calculation of the life insurance
     The reference salary is equal to the sum of the gross monthly salary, plus the shift premiums and the thirteenth month at the time of subscription and later on March 1 of each year. The arithmetic average of the 5 most recent reference salaries is taken into account.

     If the average reference salary (S), as defined above, is lower than 80% of the most recent annual salary (AS), the life insurance shall be calculated on the basis of this percentage of 80% of the most recent annual salary.

     For those subscribers with a work disability on the date the pension takes effect, the average of the five most recent annual salaries before the work disability occurred shall be taken into account for calculation of the average reference salary (S).

S1 = the average reference salary (S), limited to a fixed ceiling equal to 38,528.04 EUR on March 1, 2005.

     This ceiling is indexed every year on March 1, according to the evolution of the trigger index of wages that applies in the chemical sector.

S2 = the part of the average reference salary that exceeds S1.

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SUPPLEMENTARY PENSION FOR COLLECTIVE LIFE MANAGEMENT CODE             FORTIS AG

n  = subscription period

     The subscription period is equal to the number of years and months calculated from the date of subscription until the anticipated pension date. For those subscribers employed on March 1, 2005, the years of subscription to the previous precautionary plan signed with the UC8 pension fund are also taken into account.

RW =existing reduction value (including profit sharing), which corresponds to the acquired reserves of the subscribers accumulated in an individual account in the framework of the UCB pension plan on February 28, 2005.

K = capital on the anticipated pension date accumulated by the life deposits starting March 1, 2005, insofar as this is deposited in individual accounts, and if the occasion arises by the associated profit sharing.

b)   The life benefits insured in this code are equal to:

     (1.75 * S1 + 6.5 * S2) * n/35 - RW

     with a minimum of AS * n/35 + K

FOR THE DELEGATED ADMINISTRATOR CATEGORY The life benefits insured in this code are equal to:

     (5 * S1 + 15 * S2) * n/35 - RW

     in which

AS = the annual salary
     The annual salary is equal to 13 times the gross monthly salary at the date of subscription and later on March 1 of each year.

S  = the reference  salary necessary for calculation of the life insurance
     The reference salary is equal to the sum of the gross monthly salary, plus the shift premiums and the thirteenth month at the moment of subscription and later on March 1 of each year. The arithmetic average of the 5 most recent reference salaries is taken into account.

     If the average reference salary (S), as defined above, is lower than 80% of the most recent annual salary (AS), the life insurance shall be calculated on the basis of this percentage of 80% of the most recent annual salary.

     For those subscribers with a work disability on the date the pension takes effect, the average of the five most recent annual salaries before the work disability occurred shall be taken into account for calculation of the average reference salary (S).

S1 = the average reference salary (S), limited to a fixed ceiling equal to 38,528.04 EUR on March 1, 2005. This ceiling is indexed every year on March 1, according to the evolution of the trigger index of wages that applies in the chemical sector.

S2 = the part of the average reference salary that exceeds S1.

n = subscription period The subscription period is equal to the number of years and months calculated from the date of subscription until the anticipated pension date.

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SUPPLEMENTARY PENSION FOR COLLECTIVE LIFE MANAGEMENT CODE             FORTIS AG


     For those subscribers employed on March 1, 2005, the years of subscription to the previous precautionary plan signed with the UC8 pension fund are also taken into account.

RW = existing reduction value (including profit sharing), which corresponds to the acquired reserves of the subscribers accumulated in an individual account in the framework of the UCB pension plan on February 28, 2005.

No modification of the fixed ceiling may result in reduction of the life benefit.

Profit sharing related to the premiums paid for by the subscribers and deposited beginning March 1, 2005, is included in the life benefit. This is taken into account in financing the life insurance.

The increase in the reduction value as determined on February 28, 2005 ("RW") is in addition to life benefit.

Allotting   fiscal   advantages  to  the  premiums  is  limited  by  the  fiscal legislation. When the occasion arises, life benefit shall be reduced to the established amount in order to take these limits into account. If a payment in interest is opted for, this can be transferred 80% to the surviving spouse or the legal partner and indexed at 2% per year.

For staff members subscribing to the UCB plan before 12/31/2001 and younger than 60 on that date, the above-mentioned life capital is equal to the capital anticipated for retiring at 60 calculated according to the code in effect on 12/31/2001. This capital is adjusted in the event the employment percentage is changed.

The above-mentioned life capital minimum for service personnel subscribing to the UCB plan and promoted to staff member after 12/31/2001, is equal to the capital anticipated for retiring at 60 according to the code in applying to the service personnel, and listed on the most recent information card received before promotion to staff member. This capital is adjusted in case the employment percentage is changed.


8. INSURANCE TRANSACTIONS

The life capital for the part of the life insurance that is financed by premiums paid by the subscriber is insured by an insurance transaction of the type deferred capital without repayment.

The rates for the insurance transactions were deposited by the insurer at the Commission for Banking, Financing and Insurance.


9. FINANCING

The life insurance insured in this code is financed by the employer and by the subscriber.

The financing paid for by the employer is done by means of depositing payments in the financing fund. The amount of the payments is set out in the financing plan.

For the subscribers employed on March 1, 2005, the reserves transferred related to the contributions deposited in the UCB pension fund for the years and months of subscription to the UCB pension fund are also taken into account.

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SUPPLEMENTARY PENSION FOR COLLECTIVE LIFE MANAGEMENT CODE             FORTIS AG




The financing paid for by subscribers is made by depositing premiums in an individual account. For the subscriber the annual amount of the premiums, not including taxes, equals: 0.50% S1 + 5% S2,

in which:

S1 = the reference salary, limited to a fixed ceiling equal to 38,528.04 EUR on March 1, 2005. This ceiling is indexed every year on March 1, according to the evolution of the trigger index of wages that applies in the chemical sector.


S2 = the part of the reference salary that exceeds S1.

The premium to be paid by the subscriber is due in full, even if it exceeds the amount necessary to finance the life benefit. In that case, the life benefit is adapted to this.


9.1 Modalities of premium payment


9.1.1 TAXES ON CONTRIBUTIONS AND PREMIUMS
The employer finances the taxes on the contributions and on the premiums to be paid by the subscriber.

9.1.2  PERIODICITY  OF THE  CONTRIBUTIONS  AND PREMIUMS
The periodicity of the payment of the contributions is set out in the financing plan.

The premiums to be paid by the subscriber can be paid monthly on a certain due date.

9.1.3 CONTRIBUTION BY THE SUBSCRIBER TO THE FINANCING OF THE INSURANCES
Premiums to be paid by the subscriber are withheld monthly by the employer from the salary starting the 1st month following or coinciding with the moment the subscriber has completed 6 months of employment, and no sooner than the subscriber's 25th birthday.

9.1.4 FAILURE TO PAY THE  CONTRIBUTIONS  AND PREMIUMS
The employer shall notify every subscriber of failure to pay the contributions and premiums to the insurer and of the consequences ensuing from this no later than three months after the expiration date of the first unpaid contribution or premium.


10. ANNUAL  RECALCULATION OF THE PREMIUMS AND BENEFITS
The insurer recalculates the premiums and benefits on March 1 of each year on the basis of the data provided by the employer at that time.

Any modification related to the family status, the category, employment system or any other modification related to the insurances shall be taken into consideration on the 1st of the month that follows or coincides with the time the modification took effect.


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 SUPPLEMENTARY PENSION FOR COLLECTIVE LIFE MANAGEMENT CODE            FORTIS AG

11. ACQUIRED RIGHTS AND MINIMUM GUARANTEE

11.1 Acquired benefits

 a) If the subscriber leaves the employer and leaves his reserves to the insurers without changing the pension system, he shall be entitled to the acquired benefits at the anticipated pension date, corresponding to the highest of the following amounts, plus the reduction value increase as decided on February 28, 2005:

     1. the sum of:

     o the reduction value calculated in accordance with the stipulations in the insurer's general conditions, corresponding with the capitalization, on the anticipated pension date, of the reserve accumulated since March 1, 2005 by the life premiums at the time employment was discontinued, insofar as these were deposited in individual accounts and, if the occasion arose, by the associated profit sharing;

     o the existing reduction value (including profit sharing) corresponding with the acquired reserves of the subscribers accumulated in an individual account in the framework of the UCB pension plan on February 28, 2005 ("RW").

2. the benefit to be considered for calculation of the minimum reserve as set out in legislation and codes applying to the supplementary pensions (applied to point 7a);

3. the benefit established in correspondence with this code (point 7a) taking into account the data at the moment of the calculation and on the basis of the past years of subscription or employment as recognized by the code.

The duration of the non-benefit notice period is included for calculation of the years of subscription or employment.


 b) The acquired benefits insured in this code correspond with the difference between:

     o    the acquired benefits as described in point 11.1 a;

     o the existing reduction value (including profit sharing) that corresponds with the acquired reserves of the subscribers accumulated in an individual account in the framework of the UCB pension plan on February 28, 2005 ("RW"), plus any possible accumulation after February 28, 2005.

The subscriber who subscribes for less than one year to this or another of the employer's pension system can only assert acquired rights on the benefits that correspond with the premiums he is due.


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SUPPLEMENTARY PENSION FOR COLLECTIVE LIFE MANAGEMENT CODE             FORTIS AG

11.2 Acquired reserves

 a) The reserves acquired by the subscriber are equal, on the date employment is terminated, to the highest of the following amounts, plus the reserve accumulated by life profit sharing allotted after February 28, 2008, to the subscribers' reserves accumulated in the framework of the UCB pension plan:

     1.   the sum of:

          o the reserve accumulated by the life premiums from March 1, 2005, insofar as these were deposited in individual accounts, if the occasion arose plus the reserve accumulated by the life profit sharing;

          o the reserve accumulated by the life premiums before March 1, 2005 (in the framework of the UCB pension plan), insofar as these were deposited in individual accounts;

     2. the reserve taken into account for the calculation of the minimum reserve as set out in the legislation and regulations that apply to supplementary pensions (applied to point 11.1 a);

     3.   The sum of:

          o the reserve accumulated by the life premiums from March 1, 2005, insofar as these were deposited in individual accounts, if the occasion arose plus the reserve accumulated by the life profit sharing

          o the reserve accumulated by the life premiums before March 1, 2005 (in the framework of the UCB pension plan), insofar as these were deposited in individual accounts;

          o the current value of the benefits referred to in points 11.1 a 2 and 3 above, calculated at the time employment was terminated, minus the sum of:

               o the reduction value, calculated in accordance with the stipulations of the insurer's general conditions, corresponding with the capitalization, at the anticipated pension date, of the reserve accumulated since March 1, 2005 by the life premiums at the time employment was terminated, insofar as these were deposited in individual accounts and, if the occasion arose, by the associated profit sharing;

               o the existing reduction value (including profit sharing) that corresponds with the acquired reserves of the subscribers accumulated in an individual account in the framework of the UCB pension plan on February 28, 2005 ("RW").

b) The acquired reserves insured in this code correspond with the highest of the following amounts:

     4. the reserve accumulated by the life premiums from March 1, 2005, insofar as these were deposited in individual accounts, if the occasion arose plus the reserve accumulated by the life profit sharing;

     5. the reserve taken into account for the calculation of the minimum reserve as set out in the legislation and codes that apply to supplementary pensions (applied to point 11.1 b);

     6.   the sum of:

          o the reserve accumulated by the life premiums from March 1, 2005, insofar as these were deposited in individual accounts, if the occasion arose plus the reserve accumulated by the life profit sharing;

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SUPPLEMENTARY PENSION FOR COLLECTIVE LIFE MANAGEMENT CODE             FORTIS AG

          o    the  current  value,   calculated  at  the  time  employment  was
               terminated, of the benefits referred to in point 11.1 b minus:

               o the reduction value, calculated in accordance with the stipulations of the insurer's general conditions, corresponding with the capitalization, at the anticipated pension date, of the reserve accumulated since March 1, 2005 by the life premiums at the time employment was terminated, insofar as these were deposited in individual accounts and, if the occasion arose, by the associated profit sharing.

11.3 Minimum guarantee

On the day employment is terminated, the amount of the acquired reserves is supplemented, should the occasion arise, to the amounts guaranteed in application of the legislation and codes that apply to the supplementary pensions.

11.4 Financing

If, at the time employment is terminated, the accumulated reserve is insufficient to finance the acquired reserves, should the occasion arise, supplemented to the amounts of the minimum guarantee, the employer shall provide the necessary financing. If there are not enough funds in the financing fund that cover no other obligations of the employer, the employer shall deposit a one-time additional premium.


12. BENEFIT PAYMENTS

The life benefit is payable to the subscriber if he is alive on the anticipated pension date.

If the subscriber remains in the employment of the employer after the anticipated pension date, he may demand payment of the benefits.

12.1 Benefit payment method

Subscribers may demand payment of the benefits from the employer in the form of capital or interest.

The method of calculating the interest is stipulated in the legislation and codes that apply to supplementary pensions. If the annual amount of the interest is initially lower or equal to 500 EUR (indexed), the benefits are paid in the form of paid capital.

The employer shall inform the subscriber two months before the anticipated pension date or within the two weeks after being informed of early retirement of the right to convert into interest. In case of the decease of the subscriber, the employer shall inform the beneficiaries of this option within two weeks after being informed of the death.

On condition of signing a management agreement between the employer and the insurer and the conditions stipulated in this agreement, the employer is entitled to charge the insurer with implementation of his information obligation and possible interest payment.


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SUPPLEMENTARY PENSION FOR COLLECTIVE LIFE MANAGEMENT CODE             FORTIS AG






13. TERMINATION OF THE EMPLOYMENT AGREEMENT

13.1 Termination of the employment agreement as a consequence of early retirement

If the employment agreement is terminated as a consequence of early retirement by virtue of the July 20, 1990 legislation related to flexible pension age, payment of premiums stops in the month early retirement goes into effect. The insurer shall repay the employer the prorated premiums paid, if applicable.

The  subscriber  may either opt for  immediate  settlement  of the  benefits  he
acquired,   in  observation  of  the  legal  stipulations  that  apply,  or  for maintaining the reduced life benefits until the anticipated pension date.

13.2   Termination  of  the  employment   agreement  as  a  consequence  of  the
conventional interim pension

If the employment agreement is terminated as a consequence of the conventional interim pension, the premium payment is terminated on the 1st day of the month in which the conventional interim retirement goes into effect. The insurer shall repay the employer the prorated premiums paid, if applicable.

The subscriber may opt for immediate settlement of his acquired reserves, in observation of the legal stipulations that apply, of for maintaining the reduced life benefits until the anticipated pension date.

13.3 Terminating the employment agreement for a reason other than death, retirement or a conventional interim pension

If a subscriber's employment agreement is terminated for a reason other than death, retirement or the subscriber's conventional interim pension, the employer shall pay the premiums until the end of the month in which the employment agreement is terminated.

At that time, the life benefit is reduced.

At the time employment is terminated, subscribers are entitled to transfer their acquired reserves, if the occasion arises increased to the amounts of the minimum guarantee, provided the terms stipulated in the general conditions are observed.

If the subscriber does not inform the insurer in writing of his choice within thirty days, the acquired reserves continue to be insured with the latter, with no modification of the pension system and at the amount of their reduction value, calculated according to the stipulations in the insurer's general conditions.

If a subscriber opts for transfer, he can choose between:

     -   transfer to the pension agency of his new employer;

     - transfer to a pension agency referred to in a royal decree with respect to the allotment of enhanced advantages for employees referred to in royal decree no. 50 of October 24, 1967, related to the retirement and survival pension for employees as extant at the insurer.

Transfer is limited to the part of the reserves on which no advance or security was permitted, or that was not allotted in the framework of reinstating a mortgage credit.









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SUPPLEMENTARY PENSION FOR COLLECTIVE LIFE MANAGEMENT CODE              FORTIS AG


The insurer shall carry out the transfer within the month following the one when the subscriber gave notice.

 If a subscriber does not choose the option for transfer, he can:

               - request surrender of the acquired reserves, possibly increased to the amounts of the minimum guarantee. This right to surrender can only be exercised before 12/31/2009. In this case, the subscription is terminated.

               -    opt for the reception structure.

Should the subscriber die within ninety days after terminating employment, and insofar as he had not yet informed the employer in writing of his choice and possible transfer had not yet taken place, benefits are paid that are at minimum equal to the acquired reserves at the time employment was terminated.


14. PARTICULARS WITH RESPECT TO THE EMPLOYMENT AGREEMENT

14.1 Part-time work

Personnel members working part time who meet subscription conditions enjoy the same benefits as personnel members working full time, however taking into account the reduction in working hours.

Life benefits are calculated on the basis of the reference salary that the subscriber would receive if he were to work full time. The periods in which the subscriber works part-time are multiplied by the working hours percentage to calculate the subscription period.

For calculation of the premiums to be paid by the subscriber, the percentage of the premium is applied to the full-time reference salary and the amount thus obtained is multiplied by the working hours percentage.

14.2 Suspension of the employment agreement during the subscription

Should the subscriber's employment agreement be suspended in case of economic disablement as a consequence of an illness or an accident, employment will not be interrupted. The period of absence is taken into account in the calculation of the life benefit.

If suspension of the subscriber's employment agreement can be attributed to disablement, covered by an agreement underwritten by the insurer that provides for exemption of the premium, the life premium payment to be made by the subscriber is made by the insurer according to the conditions set forth in the agreement mentioned above.

If the subscriber's employment agreement is suspended, the subscriber no longer receives a salary from the employer and the suspension of the employment agreement is not covered by an agreement providing for exemption of the premium in case of disablement, the payment to be made by the subscriber shall be suspended from the month following the one in which the employer paid the last salary, the life benefit is reduced.

Payment of premiums is resumed and the life insurance goes into effect again on the month in which the subscriber receives his salary.

SUPPLEMENTARY PENSION FOR COLLECTIVE LIFE MANAGEMENT CODE             FORTIS AG


15. OPTIONS OFFERED TO SUBSCRIBERS

15.1 Reception structure

The employer shall underwrite a reception structure with the insurer, for which the latter submitted the rates to the Banking, Financing and Insurance Commission and which is intended to receive reserves of supplementary pensions


     - accumulated by the subscriber in the framework of another pension system;

     - which the subscriber wants to transfer when terminating employment if he does not continue to subscribe to the employer's pension system.

The reception structure consists of an insurance while alive and in case of death in the form of a deferred capital with repayment of the reserve. The insured amount is received by capitalizing the amount transferred. The death and life amounts are increased by the allotted life profit sharing.

Subscribers retain the opportunity to request transformation of their transferred reserve to another insurance transaction. The reception structure may take on a different insurance form than the one proposed by the insurer. The subscriber can later select one of the options offered to him in case his employment is terminated.

Should the subscriber opt for transferring his acquired reserves to the reception structure at the time his employment is terminated, the acquired reserves, if applicable added to the amount of the minimum guarantee, shall be made up immediately. This relieves the employer from any obligation stemming from the pension code.

15.2 Surrender

Subscribers are not permitted to surrender their reserves as long as they are employed by the employer.

15.3 Individual supplementary deposits

The subscriber has the opportunity to deposit individual supplementary premiums in accordance with the conditions set by the insurer. These premiums are allocated to an individual contract.

15.4 Advances

The subscriber can be given an advance on the benefits financed by the premiums to be paid by him in accordance with the conditions and within the limits established by the insurer.

He can also be given an advance on the benefits financed by his individual supplementary premiums in accordance with the conditions and within the limits established by the insurer.

15.5 Object of the advance

Advances may only be granted for the purpose of allowing the subscriber to own, acquire, construct, improve, repair or remodel real estate that yields taxable income and which Belgian tax legislation has stipulated as in its territory. Advances must be repaid as soon as the real estate referred is no longer part of the subscriber's capital.

This stipulation does not apply to individual supplementary deposits.

SUPPLEMENTARY PENSION FOR COLLECTIVE LIFE MANAGEMENT CODE             FORTIS AG



16. INTRODUCTION, MODIFICATION OR CANCELLATION OF THE PENSION SYSTEM

16.1 Decision authorization


16.1.1 PRINCIPLE

The employer has the exclusive authorization to introduce, modify or cancel the pension system.

16.1.2 RESTRICTION OF THE EXCLUSIVE AUTHORIZATION TO INTRODUCE, MODIFY OR CANCEL THE PENSION SYSTEM

If the pension system anticipates, at its introduction or later, that the employee will personally contribute to its financing and the system applies to all employees, the authorization is shared and the decision shall be made to introduce, modify or cancel it:

     - for a collective employment agreement if there is a works council, a committee for prevention and protection on the job or a union representation at the employer's;

     -    in any other cases, due to modification of the employment code.

The employer reserves the right to modify the pension system or even cancel it if the economic, financial or social conditions of his firm or institution justify this. Modification or cancellation occurs in observation of the legislation and codes that apply to the supplementary pensions.

16.2 Modification of the pension system

Every modification of the pension system that causes an increase in the obligations of the subscriber shall relieve subscribers, upon request, from participating in the modification of the system, except if this was introduced by means of a collective employment agreement that does not provide the opportunity to refuse subscription. The subscriber who exercises his right of refusal remains subscribed to the pension system in effect before the modification.

A modification cannot in any case result in a reduction of the acquired benefits or reserves.

All modifications in the pension system are set out in a supplement to the code.

16.3   Changing pension agencies

In case of changing pension agencies and of possible transfer of the reserves, the employer shall inform the subscribers and the Banking, Financing and Insurance Commission in advance. These parties can object to the transfer if this could jeopardize the insurer's equilibrium.

This transfer is subject to the procedures provided in the legislation and codes that apply to supplementary pensions.

16.4   Cancellation of the pension system

If the pension system is terminated, the employer shall stop paying the contributions and premiums.

At the moment of cancellation, the acquired rights are calculated in accordance with the stipulations of the "Acquired rights and minimum guarantee" heading.

SUPPLEMENTARY PENSION FOR COLLECTIVE LIFE MANAGEMENT CODE              FORTIS AG

If the capital of the financing fund is sufficient to finance the acquired reserves, if applicable supplemented to the amount of the minimum guarantee, the necessary reserves are made up. Any possible balance of the financing fund is settled in accordance with the insurer's general conditions.

If the capital of the financing fund is insufficient to finance the acquired reserves, if applicable supplemented to the amount of the minimum guarantee, this capital is distributed for every subscriber in proportion to the difference between his total acquired reserve, if applicable supplemented to the amount of the minimum guarantee, and the reserve of his individual accounts and the sum, for all subscribers, of those differences. The employer shall pay the sum required to finance the acquired reserves.

Cancellation of the pension system is set out in a supplement to the code.

16.5 Discontinuation of the employer's activities

Should the employer discontinue its activities and another employer does not assume its obligations, the pension system is cancelled. In that case, the stipulations in the "canceling the pension system" heading and the "terminating the contract in a way other than by death or retirement" heading apply.

Drawn up in Brussels on November 24, 2005





(Employer's signature)





/s/ Shane D. Fleming

SHANE D. FLEMING
President of Cytec Specialty Chemicals